EXHIBIT 23.0

We consent to the incorporation by reference in First Savings Financial Group, Inc.’s Registration Statements on Form S-8 (File Nos. 333-154417, 333-166430, 333-211554 and 333-260585), and Registration Statement on Form S-4 (File No. 333-265275) of our report dated December 14, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting contained in this Annual Report on Form 10-K for the year ended September 30, 2022.

/s/ Monroe Shine & Co., Inc.
New Albany, Indiana
December 14, 2022